UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Greater China Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS OF THE GREATER CHINA FUND, INC. TO BE HELD ON JUNE 10, 2009

Notice is hereby given that the annual meeting of the stockholders of The Greater China Fund, Inc. (the “Fund”) will be held at the offices of White & Case LLP, 1155 Avenue of the Americas, 40th Floor, New York, New York 10036 on June 10, 2009, at 11:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)  To elect a Class II Director to serve for a term expiring on the date of the annual meeting of stockholders in 2011 or until his successor shall have been duly elected and qualified.

(2)  To elect two Class III directors to serve for a term expiring on the date of the annual meeting of stockholders in 2012 or until their respective successors shall have been duly elected and qualified.

(3)  To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the shares of common stock of the Fund at the close of business on April 17, 2009, are entitled to vote at the meeting or any adjournments thereof.

This Notice is being mailed to stockholders on or about April 30, 2009.

The following proxy materials are available for you to review online at http://www.greaterchinafund.com/

•	the Fund’s Proxy Statement
•	the Fund’s Proxy Card
•	the Fund’s Annual Report

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be Held on June 10, 2009:

1.	The proxy statement for the 2009 annual meeting of stockholders, the proxy card and the Fund’s annual report to stockholders for the fiscal year ended December 31, 2008 are available at http://www.greaterchinafund.com/

Attached you will find a proxy card that reflects the proposals to be voted on at the annual meeting of stockholders. You may vote by mail or in person. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply cast your vote on the enclosed proxy card and sign and return it in the accompanying postage-prepaid envelope. If you wish to vote in person at the annual meeting of stockholders, you will be able to do so by attending the meeting and voting your shares in person at that time. We ask that you cast your vote promptly.